                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Check the appropriate box:

    [X] Preliminary Information Statement                 [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14c-5(d)(2))

    [ ] Definitive Information Statement

                                 INFOGRAMES, INC.
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                 (Name of Registrant As Specified In Its Charter)

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     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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                                INFOGRAMES, INC.

                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 726-6500

                             INFORMATION STATEMENT

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                  INTRODUCTION

     This Information Statement (this "Information Statement") is being mailed on or about November 24, 2000 by Infogrames, Inc., a Delaware corporation (the "Company"), to all holders of record at the close of business on October 30, 2000 (the "Record Date") of the Company's common stock, par value $0.01 per share ("Company Common Stock"), to describe Amendment No. 1 to the Infogrames, Inc. 2000 Stock Incentive Plan (the "Plan Amendment") adopted by the written consent of the holder of a majority of the Company's Common Stock. A copy of the Plan Amendment is attached to this Information Statement as Exhibit A.

     The Company's Board of Directors (the "Board") adopted the Infogrames, Inc. 2000 Stock Incentive Plan (the "2000 Plan") on June 27, 2000, which was subsequently approved by the stockholders of the Company on July 25, 2000. On November 3, 2000, the Board approved the Plan Amendment. The Plan Amendment was approved by the written consent of California U.S. Holdings, Inc., a California corporation ("CUSH"), as the holder of a majority of the outstanding Common Stock, on November 3, 2000.

     Section 228 of the General Corporation Law of the State of Delaware (the "DGCL") provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting of stockholders to approve such action.

     As of the Record Date, there were 69,398,662 shares of Company Common Stock issued and outstanding, and each share of Common Stock is entitled to one vote with respect to the approval of the Plan Amendment. By written consent in lieu of a meeting, CUSH, as the holder of 61,670,217 shares of Company Common Stock, representing approximately 88.9% of the outstanding shares of Company Common Stock, has approved the Plan Amendment.

     Such majority approval and consent are sufficient under California and Delaware corporate law and the requirements of the Nasdaq Stock Market to effectuate and complete the Plan Amendment. Accordingly, the Plan Amendment will not be submitted to other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders solely to provide them with certain information in accordance with the requirements of Delaware law and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C. Under applicable federal securities laws, the Plan Amendment cannot be effected until at least 20 calendar days after this Information Statement is sent or given to the stockholders of the Company.

          The date of this Information Statement is November 14, 2000.

(1) ADOPTION OF AN AMENDMENT TO THE COMPANY'S 2000 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMPANY COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE 2000 PLAN TO 13,308,345 (WHICH INCLUDES 524,954 SHARES REMAINING FROM THE 1995 STOCK INCENTIVE PLAN AND 370,285 SHARES REMAINING FROM THE 1997 STOCK INCENTIVE PLAN, PURSUANT TO AMENDMENT (3), AS DESCRIBED BELOW);

     Under the terms of the 2000 Plan as originally approved, 3,000,000 shares of Company Common Stock (after giving effect to the one-for-five reverse stock split on June 26, 2000) were reserved for issuance pursuant to awards granted under the 2000 Plan. As amended by the Plan Amendment, 13,308,345 shares of Company Common Stock will now be reserved for issuance pursuant to awards granted under the 2000 Plan (which includes 895,239 shares of stock previously authorized and remaining available for grant under the Company's 1995 and 1997 Stock Incentive Plans, which are being merged into this Plan, as described below). This aspect of the Plan Amendment was approved in order to enhance the flexibility of the Board and the Compensation Committee in granting stock awards. By increasing the total number of shares of Company Common Stock available for issuance under the 2000 Plan, the Company will be able to continue to grant stock awards at levels determined appropriate by the Board and the Compensation Committee. The Board of Directors believes that the additional shares should be sufficient to meet foreseeable demand for several years.

(2) ADOPTION OF AN AMENDMENT TO THE COMPANY'S 2000 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMPANY COMMON STOCK WITH RESPECT TO WHICH STOCK OPTIONS AND STOCK APPRECIATION RIGHTS MAY BE GRANTED TO ANY ONE ELIGIBLE EMPLOYEE DURING ANY ONE YEAR PERIOD TO 1,500,000.

     Under the terms of the 2000 Plan as originally approved, the total number of shares of Company Common Stock with respect to which stock options and stock appreciation rights ("SARs") may be granted to any one employee of the Company or any of its subsidiaries during any one-year period cannot exceed 300,000 (after giving effect to the one-for-five reverse stock split on June 26, 2000). As amended by the Plan Amendment, the maximum number of shares that any one person may receive pursuant to stock option and SAR awards during any one-year period is 1,500,000. By increasing this yearly individual limit on awards, the Board believes that the goals of the 2000 Plan, which are to attract, retain and motivate employees, directors and consultants, may be better achieved.

(3) ADOPTION OF AN AMENDMENT TO THE COMPANY'S 2000 STOCK INCENTIVE PLAN TO MERGE THE SHARES OF COMPANY COMMON STOCK WHICH REMAIN AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S 1995 STOCK INCENTIVE PLAN AND 1997 STOCK INCENTIVE PLAN INTO THE 2000 PLAN.

     There currently remain reserved for issuance 524,954 shares of Company Common Stock under the Company's 1995 Stock Incentive Plan (formerly known as the GT Interactive Software Corporation 1995 Stock Incentive Plan) and 370,285 shares of Company Common Stock under the Company's 1997 Stock Incentive Plan (formerly known as the GT Interactive Software Corporation 1997 Stock Incentive
Plan). Pursuant to the Plan Amendment, the 1995 and 1997 Stock Incentive Plans are merged with and into the 2000 Plan, with the 2000 Plan being the surviving Plan. Accordingly, the remaining shares of Company Common Stock reserved for issuance pursuant to the 1995 Stock Incentive Plan and the 1997 Stock Incentive Plan will from now on be reserved for issuance pursuant to awards granted under the 2000 Plan, and will be issued in all respects pursuant to the terms of the 2000 Plan. Accordingly, the 1995 Stock Incentive Plan and the 1997 Stock Incentive Plan will cease their independent existence. Notwithstanding the foregoing, except as otherwise permitted by applicable law, no awards will be made with respect to any shares attributable to the 1995 Stock Incentive Plan after February 23, 2005, and no awards will be made with respect to any shares attributable to the 1997 Plan after April 30, 2007. All existing awards that have already been granted under the 1995 Stock Incentive Plan and the 1997 Stock Incentive Plan will continue to be subject to the terms of the grant agreements that relate to those awards.

     The Board adopted this aspect of the Plan Amendment in order to ease the burden of administering the Company's stock incentive plans. By issuing all awards pursuant to the terms of the 2000 Plan, uniformity in vesting of awards may be achieved and administration will be more efficient as all future awards will be governed under a single set of rules.

     The brief summary of the 2000 Plan, as amended, that follows is qualified in its entirety by reference to the complete text of the Plan Amendment attached hereto as Exhibit A and the 2000 Plan attached hereto as Exhibit B. The essential features of the 2000 Plan, as amended, are outlined below:

SUMMARY OF THE 2000 PLAN:

GENERAL

     The 2000 Plan provides for the grant or issuance of incentive stock options, nonqualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units, and other stock-based awards (each referred to herein as an "Award") to directors, officers and other employees of the Company and its subsidiaries and to such consultants of the Company and its subsidiaries as the Board selects. Incentive stock options granted under the 2000 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Please refer to the section below entitled "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the 2000 Plan.

     Approximately 642 of the Company's employees, 5 of the Company's non-employee directors and 2 of the Company's consultants are currently eligible to participate in the 2000 Plan.

PURPOSE

     The purpose of the 2000 Plan is to provide officers, employees, directors and certain consultants of the Company and any of its subsidiaries an opportunity to acquire Company Common Stock. The Company anticipates that this will provide such individuals with an incentive to enter into and remain in the service of the Company and its subsidiaries and will enhance the long-term performance of the Company and its subsidiaries.

ADMINISTRATION

     The 2000 Plan is administered by the Board unless and until the Board delegates administration to a Compensation Committee, which will consist of not less than two directors. To the extent required for transactions under the 2000 Plan to qualify for exemptions available under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act") all actions relating to Awards to persons subject to Section 16 of the 1934 Act will be taken by the Board unless each person who serves on the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3. To the extent required for the Company to deduct compensation realized from awards under the 2000 Plan pursuant to Section 162(m) of the Code, the members of the Compensation Committee will be "outside directors" within the meaning of Code Section 162(m).

     The Compensation Committee will have the power to construe, interpret and implement the 2000 Plan and any 2000 Plan agreements, prescribe, amend and rescind rules and regulations relating to the 2000 Plan, select persons to whom Awards will be granted, determine the terms and provisions of such Awards, amend outstanding Awards and the 2000 Plan to reflect changes in applicable law, and make all determinations necessary or advisable in administering the 2000 Plan. The Board may at any time grant awards under the 2000 Plan or resolve to assume administration of the 2000 Plan in place of the Compensation Committee.

SHARES AVAILABLE FOR AWARDS

     The Company Common Stock that may be sold pursuant to awards under the 2000 Plan, shall not exceed in the aggregate 13,308,345 shares of the Company's Common Stock. This amount shall include any shares of Company Common Stock that remain available for issuance under the Company's 1995 Stock Incentive Plan and 1997 Stock Incentive Plan as of the effective date of the Plan Amendment. The shares issued pursuant to 2000 Plan Awards may be authorized but unissued Company Common Stock or authorized and issued Company Common Stock held in the Company's treasury or acquired by the Company for the purposes of the

2000 Plan. Such shares will be proportionately adjusted for any increase or decrease in the number of issued shares of Company Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock.

ELIGIBILITY

     Incentive stock options may be granted only to employees. No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant, and the option is not exercisable after the expiration of five (5) years from the date of grant.

     No person shall be eligible to be granted Stock Awards covering more than 1,500,000 shares of the Company's Common Stock in any one-year period.

TERM AND TERMINATION

     No option is exercisable after the expiration of ten (10) years from the date it was granted.

     Unless the Board otherwise specifies, all options and stock appreciation rights not yet exercised will terminate upon termination of the recipient's employment or service by reason of discharge for cause. If a recipient's employment or service terminates for reasons other than discharge for cause or by action of the recipient, or by disability or death, the recipient's options and/or stock appreciation rights generally will be exercisable for 90 days after termination to the extent that they were exercisable at termination. Such 90-day period will be increased to one year if the termination was by reason of disability, but in no event will the Award be exercisable after the expiration date of the Award. If the recipient's employment or service terminates by action of the recipient, the recipient's options and/or stock appreciation rights generally will be exercisable for 30 days after termination to the extent that they were exercisable at termination. If a recipient dies while in the Company's employ or service or during the post-employment or post-service exercise period, the recipient's options and/or stock appreciation rights will, to the extent exercisable immediately prior to death, generally remain exercisable for 90 days after the date of death, but not after the expiration date of the Award.

     If the recipient of a restricted stock award terminates employment or service for any reason, during the 120-day period following such termination the Company will have the right to require forfeiture of the shares that remain restricted in exchange for any amount paid by the recipient for such shares. If the recipient of a restricted stock unit terminates employment or service for any reason, restricted stock units that have not become nonforfeitable will be forfeited.

EXERCISE/PURCHASE PRICE

     Each Plan Agreement with respect to an option will set forth the amount of the exercise price. The option exercise price per share will be determined by the Compensation Committee in its discretion; provided, however, that the exercise price of each incentive stock option will not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant.

MARKET VALUE OF COMPANY COMMON STOCK

     The Company Common Stock which will be transferred pursuant to awards granted under the 2000 Plan is traded on the Nasdaq Stock Market and may increase or decrease in value. As of November 13, 2000, the market value of the Company Common Stock, based on the average of the high and low sales price on November 13, 2000, was $7.6875 per share. Company Common Stock is listed on the Nasdaq Stock Market under the trading symbol "IFGM." You may keep track of the market value of the Company Common Stock by using the trading symbol to obtain quotes via the internet at www.nasdaq.com or by referring to the Nasdaq Stock Market stock price listings found in the Wall Street Journal or most other major newspapers.

CONSIDERATION

     Any and all grants of awards and issuances of shares of Common Stock under the 2000 Plan will be in consideration of services performed by the grantee for the Company or any of its subsidiaries. All such grants and issuances will constitute a special incentive payment to the grantee and will not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or any of its subsidiaries or under any agreement between the Company or any of its subsidiaries and the grantee, unless such plan or agreement specifically provides otherwise.

     The purchase price of stock acquired pursuant to an option shall be paid for either in cash at the time of exercise or purchase or by delivery to the Company of shares of Company Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price.

TRANSFERABILITY

     Unless otherwise provided in the applicable Award agreement, no Award or right granted to any person under the 2000 Plan will be assignable or transferable other than by will or by the laws of descent and distribution, and all such awards will be exercisable only during the life of the grantee by the grantee or his legal representative.

DISSOLUTION, LIQUIDATION OR MERGER

     In the event of the proposed dissolution or liquidation of the Company, all outstanding awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Compensation Committee. The Compensation Committee may, in the exercise of its sole discretion in such instances, accelerate the date on which any Award becomes exercisable or fully vested and/or declare that any Award will terminate as of a specified date.

     In the event of a merger or consolidation ("Merger") of the Company with or into any other corporation or entity ("Successor Corporation"), outstanding awards may be assumed or an equivalent option or right may be substituted by such Successor Corporation or a parent or subsidiary of such Successor Corporation, unless the Compensation Committee determines, in the exercise of its sole discretion, to accelerate the date on which an Award becomes exercisable or fully vested. In the absence of an assumption or substitution of Awards, Awards will, to the extent not exercised, terminate as of the date of the closing of the Merger. For purposes hereof, the term "Merger" will include any transaction in which another corporation acquires all of the issued and outstanding Common Stock of the Company.

     If the Common Stock is no longer listed on the Nasdaq Stock Market or any other national securities exchange, the Compensation Committee will be authorized to make such amendments to the 2000 Plan as are deemed necessary and appropriate in such circumstances, including determining the Fair Market Value of the Common Stock of the Company for purposes of the 2000 Plan.

AMENDMENT

     The Board at any time, and from time to time, may amend the 2000 Plan. However, no amendment to the 2000 Plan shall be effective unless approved by a majority of the stockholders of the Company to the extent such amendment requires stockholder approval in order for the 2000 Plan to satisfy the requirements of Section 422 of the Code, to comply with the Requirements of Rule 16b-3 of the Exchange Act or to comply with any Nasdaq Stock Market or securities exchange listing requirements. The Board may in its sole discretion submit any other amendment to the 2000 Plan for stockholder approval.

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

TERMINATION

     The Board may suspend or terminate the 2000 Plan at any time. Unless sooner terminated, the 2000 Plan shall terminate on June 26, 2010. No stock awards may be granted under the 2000 Plan while the 2000 Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

     The following description of the federal income tax consequences of awards under the 2000 Plan is based on present federal tax laws, and does not purport to be a complete description of the tax consequences associated with awards under the 2000 Plan. Differences in each individual's financial situation may cause federal, state and local tax consequences of awards to vary. Each recipient of an Award should consult a tax advisor about the detailed provisions of the applicable tax laws and regulations. No employee of the Company is authorized or permitted to give tax advice to any Award recipient.

     Stock Options. There are generally no federal tax consequences either to the optionee or to the Company upon the grant of a stock option. Upon exercise of an incentive stock option, the optionee will not recognize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. However, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income, and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less); the remainder of any gain to the optionee will be treated as capital gain. If the incentive stock option holding periods are satisfied, the optionee's entire gain on disposition of the shares will be treated as long-term capital gain. The federal income tax rate applicable to the capital gain will vary depending upon the holding period of the shares.

     Upon exercise of a non-qualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company. The shares acquired by the optionee upon exercise of the option will have a tax basis equal to the fair market value of the shares on the date of option exercise. On disposition of the shares, the optionee will recognize capital gain or loss equal to the excess of the amount realized upon the sale or disposition over the tax basis of the shares. The federal income tax rate applicable to such capital gain will depend upon the holding period of the shares, which will generally commence at the time of option exercise.

     Restricted Stock. A grant of restricted shares of Common Stock will not result in income for the recipient or a tax deduction for the Company until such time as the shares are no longer subject to a risk of forfeiture or restrictions on transferability, unless the recipient elects otherwise within 30 days of the date of grant. Upon lapse or release of such restrictions, the recipient will generally include in gross income an amount equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount. The recipient's tax basis in the shares will equal the income so recognized plus the amount paid for the shares. Any gain or loss upon a subsequent disposition of the shares will be capital gain or loss (the federal income tax rate applicable to such capital gain will depend upon the holding period of the shares).

     Pursuant to Section 83(b) of the Code, the recipient of a restricted stock award may elect within 30 days of receipt of the award to be taxed at ordinary income tax rates on the fair market value of the Common Stock comprising the award at the time of award (less any amount paid therefor). If the election is made, the recipient will acquire a basis in the shares equal to the ordinary income recognized by the recipient at the time of award plus any amount paid for the shares. No income will be recognized upon lapse or release of the restrictions, and any gain or loss upon a subsequent disposition of the shares will be taxed as capital gain or loss (the federal income tax rate applicable to such capital gain will depend upon the holding period of the shares). In the event of a forfeiture of the shares with respect which a recipient previously made a Section 83(b) election, the recipient will generally not be entitled to a loss deduction.
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

     Stock Appreciation Rights, Restricted Stock Units and Performance
Shares. The grant of a stock appreciation right, restricted stock unit or performance share award will not result in income for the recipient or in a tax deduction to the Company. Upon the settlement of such a right, unit or award, the recipient will recognize ordinary income equal to the fair market value of any shares of Common Stock and/or any cash received, and the Company will be entitled to a tax deduction in the same amount. The recipient's tax basis in the shares of Common Stock will be the amount of ordinary income so recognized. Any gain or loss upon a subsequent disposition of the shares will be taxed as capital gain or loss (the tax rate applicable to such capital gain will depend upon the holding period of the shares).

NEW PLAN BENEFITS

     Because the Board (or, if administration is delegated by the Board to a Compensation Committee, the Compensation Committee) has complete discretion to determine the number and selection of Award recipients as well as the number, types, vesting requirements and other terms of all Awards, and because the 2000 Stock Incentive Plan is not the type of plan that has set benefits or amounts, it is not possible to determine the benefits or amounts that will be received by or allocated under the Plan to the Named Executive Officers and certain groups referred to in the Executive Compensation section.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation earned by: (1) all individuals serving as the Company's Chief Executive Officer during the last completed fiscal year; (2) the Company's three most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year; and (3) two additional of the Company's most highly compensated executive officers other than the CEO not serving as executive officers of the Company at the end of the last completed fiscal year (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for the last three completed fiscal years. The Company is also reporting certain "stub" information for the period from April 1, 2000 through June 30, 2000. Such period represents the time between the end of the Company's previous fiscal year and the end of the Company's new fiscal year. Please note that the Company is reporting compensation for its two most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the fiscal year ended March 31, 2000, and the three most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the stub period ending on June 30, 2000, instead of four such persons as directed by Item 402 of Regulation S-K, because no more than two and three such individuals employed by the Company fall within this description for these time periods.

                           SUMMARY COMPENSATION TABLE

                                                                            RESTRICTED   SECURITIES
         NAME AND                                            OTHER ANNUAL     STOCK      UNDERLYING      ALL OTHER
    PRINCIPAL POSITION      YEAR      SALARY($)   BONUS($)   COMPENSATION   AWARDS($)    OPTIONS(#)   COMPENSATION($)
    ------------------      ----      ---------   --------   ------------   ----------   ----------   ---------------
Bruno Bonnell.............  2000(17)        --         --           --         --         200,000               --
  Chief Executive           2000            --         --           --         --              --               --
    Officer(1)
Thomas A. Heymann.........  2000       576,692         --      129,854(2)                   6,000        1,008,888(3)
  Former Chief Executive    1999        70,615    250,000           --         --         600,000(4)            --
    Officer(1)
Denis Guyennot............  2000(17)    75,000    100,000(19)     6,329(18)    --              --               --
  President, Chief          2000            --         --           --         --         100,000               --
    Operating Officer and
    Secretary(5)
Harry M. Rubin............  2000(17)   105,000         --        6,000(18)     --              --               --
  President of the          2000       420,385     58,000(6)    24,000(18)     --              --               --
    International           1999       381,769         --       24,000(18)     --              --               --
    Division                1998       300,000    151,800(7)    24,000(18)     --          50,000(8)            --
John T. Baker IV..........  2000       289,423    200,000       94,420(2)      --         150,000(10)      575,000(11)
  Former President and
    Chief Operating
    Officer(9)
David J. Fremed...........  2000(17)    40,625     20,000(19)        --        --          30,000               --
  Chief Financial           2000            --         --           --         --              --               --
    Officer(12)
Charles F. Bond...........  2000       344,262    327,083       20,000(18)     --              --            4,800(16)
  Former President,         1999       354,231    631,250(14)    18,000(18)    --          40,000(15)        4,800(16)
    Products, Close-outs    1998       308,078    825,000(7)        --         --              --            4,750(16)
    Division(13)

---------------
 (1) Mr. Heymann resigned as the Company's Chief Executive Officer effective February 10, 2000, and Mr. Bonnell was appointed Chief Executive Officer effective February 11, 2000. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements - Severance Agreement with Thomas A. Heymann." Mr. Bonnell did not received any compensation from the Company in fiscal year 2000.

 (2) Represents housing expenses paid by the Company.

 (3) Represents (i) a severance payment of $1,000,00 paid to Mr. Heymann pursuant to his severance agreement and (ii) $8,888 in life insurance premiums.

 (4) Pursuant to Mr. Heymann's severance agreement, Mr. Heymann forfeited 600,000 options and became fully vested in options to purchase 112,500 shares of common stock at an exercise price of $25.00. See "Employment Contracts, Termination of Employment and Change-in-Control
     Arrangements -- Severance Agreement with Thomas A. Heymann."

 (5) Mr. Guyennot became President, Chief Operating Officer and Secretary on February 19, 2000. Because Mr. Guyennot did not join the Company's payroll until April 3, 2000, there is no salary or bonus information presented for the fiscal year ended March 31, 2000.

 (6) Represents bonus earned during the fiscal year ended March 31, 1999.

 (7) Represents bonus earned during the fiscal year ended December 31, 1997.

 (8) These stock options fully vested on December 16, 1999 upon a change of control of the Company.

 (9) Mr. Baker was President and Chief Operating Officer of the Company from April 12, 1999 until February 18, 2000.

(10) Mr. Baker was granted 150,000 options on April 28, 1999, which were forfeited upon his resignation on February 18, 2000.

(11) Represents $575,000 paid to Mr. Baker pursuant to his severance agreement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements -- Severance Agreement with John T. Baker IV."

(12) Mr. Fremed became Chief Financial Officer of the Company in May 2000.

(13) Mr. Bond left the employ of the Company on January 31, 2000.

(14) Includes an annual bonus payable under the original employment agreement, which the Company and Mr. Bond entered into in connection with the acquisition of Slash Corporation. This bonus was earned in the year indicated, but paid in the immediately subsequent year.

(15) Mr. Bond forfeited these options upon leaving the Company in January 2000.

(16) Represents Company Contributions on behalf of the Named Executive Officers to the Company's 401(k) Profit Sharing Plan.

(17) On June 27, 2000, our Board of Directors approved the change of our fiscal year from a year ended March 31 to the new fiscal year end of June 30. Accordingly, the Company is providing additional compensation information for the three month "stub" period for the Named Executive Officers that served in their capacities for the Company between April 1, 2000 and June 30, 2000.

(18) Represents a car allowance paid by the Company.

(19) Represents a signing bonus paid during the fiscal year ended June 30, 2000.

     Since April 2000, the Company has leased a house in New York for use by the directors and executive officers of the Company at a cost of $10,000 per month.

     Option Grants. Shown below is information regarding grants of stock options under the Company's stock incentive plans to the Named Executive Officers during the fiscal year ended March 31, 2000, and during the "stub" period from April 1, 2000, through June 30, 2000.

                               INDIVIDUAL GRANTS

                                          NUMBER OF         % OF TOTAL
                                         SECURITIES       OPTIONS GRANTED
                                         UNDERLYING       TO EMPLOYEES IN   EXERCISE PRICE
NAME                                   OPTIONS GRANTED    FISCAL YEAR(6)      ($/SH)(5)      EXPIRATION DATE
----                                   ---------------    ---------------   --------------   ---------------
Bruno Bonnell........................      200,000(1)(4)          38            13.75            4/5/11
Thomas A. Heymann....................        6,000(1)(4)        1.14            13.75            4/5/11
Denis Guyennot.......................      100,000(2)          24.11            9.375            1/4/11
Harry M. Rubin.......................           --                --               --                --
John T. Baker IV.....................           --                --               --                --
David J. Fremed......................       30,000(1)(3)        5.69            11.25            5/8/11
Charles F. Bond......................           --                --               --                --
Steven A. Denning....................        6,000(1)(4)        1.14            13.75            4/5/11
Ann E. Kronen........................        6,000(1)(4)        1.14            13.75            4/5/11

---------------
(1) On June 27, 2000, our Board of Directors approved the change of our fiscal year from a year ended March 31 to the new fiscal year end of June 30. Accordingly, the Company is providing additional option grant information for the three month "stub" period between April 1, 2000 and June 30, 2000. Grants made during the stub period are indicated with this footnote. All other grants were made in the fiscal year ended March 31, 2000.

(2) The options become exercisable in four equal annual installments commencing on January 4, 2001.

(3) The options become exercisable in four equal annual installments commencing on May 8, 2001.

(4) The options become exercisable in four equal annual installments commencing on April 5, 2001.

(5) The exercise price per share of the options granted was equal to the fair market value of the Common Stock on the date of grant.

(6) This percentage is based on the total number of options granted in the period in which the Named Executive Officer received his/her options. Please see footnote 1.

     The following table shows the hypothetical value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. These assumed rates of growth are required by the SEC for illustration purposes only and are not intended to forecast possible future stock prices.

                                                                              POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED ANNUAL
                                                                              RATES OF STOCK PRICE
                                                              NUMBER OF         APPRECIATION FOR
                                                             SECURITIES          OPTION TERM(1)
                                                             UNDERLYING      -----------------------
                          NAME                             OPTIONS GRANTED       5%         10%($)
                          ----                             ---------------   ----------   ----------
Bruno Bonnell............................................      200,000       1,730,000    4,382,000
Thomas A. Heymann........................................        6,000          51,900      131,460
Denis Guyennot...........................................      100,000         589,589    1,494,134
Harry M. Rubin...........................................           --              --           --
John T. Baker IV.........................................           --              --           --
David J. Fremed..........................................       30,000         212,400      537,900
Charles F. Bond..........................................           --              --           --
Steven A. Denning........................................        6,000          51,900      131,460
Ann E. Kronen............................................        6,000          51,900      131,460

---------------
(1) Represents the product of (i) the difference between (A) the product of the per-share fair market value at the time of the grant compounded annually at the assume rate of appreciation over the term of the option, and (B) the per-share exercise price of the option, and (ii) the number of shares underlying the grant at the fiscal year end.

     Aggregated Option Exercises and Quarter-End Option Values. Shown below is information relating to the exercise of stock options during the fiscal year ended March 31, 2000 and the "stub" period from April 1, 2000, through June 30, 2000 for each of the Company's Named Executive Officers and the year-end value of unexercised options held by the Named Executive Officers.

                                                                       NUMBER OF           VALUE OF
                                                                       SECURITIES         UNEXERCISED
                                                                       UNDERLYING        IN-THE-MONEY
                                                                      UNEXERCISED         OPTIONS AT
                                                                   OPTIONS AT FISCAL    FISCAL YEAR-END
                                            SHARES       VALUE     YEAR-END, 2000 (#)         ($)
                                         ACQUIRED ON    REALIZED     (EXERCISABLE/       (EXERCISABLE/
                 NAME                    EXERCISE (#)     ($)        UNEXERCISABLE)     UNEXERCISABLE)
                 ----                    ------------   --------   ------------------   ---------------
Bruno Bonnell..........................      --           --             0/200,000               0/0(1)
Thomas A. Heymann......................      --           --         112,500/6,000               0/0(1)
Denis Guyennot.........................      --           --             0/100,000               0/0(1)
                                             --           --             0/100,000         0/656,250(2)
Harry M. Rubin.........................      --           --             115,546/0               0/0(1)
                                             --           --             115,546/0          60,707/0(2)
John T. Baker IV.......................      --           --                   0/0               0/0(1)
David J. Fremed........................      --           --              0/30,000               0/0(1)
Charles F. Bond........................      --           --               6,200/0               0/0(1)
Steven A. Denning......................      --           --               0/6,000               0/0(1)
Ann E. Kronen..........................      --           --               0/6,000               0/0(1)

---------------
(1) Market value of underlying shares of Common Stock, based on the average of the high and low sales price ($7.8594), on June 30, 2000, minus the aggregate exercise price.

(2) Market value of underlying shares of Common Stock, based on the average of the high and low sales price ($15.9375), on March 31, 2000, minus the aggregate exercise price.

                      EMPLOYMENT CONTRACTS, TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  Severance Agreement with Thomas A. Heymann

     Thomas A. Heymann resigned as Chief Executive Officer of the Company effective February 15, 2000. The Company and Mr. Heymann entered into a severance agreement dated February 15, 2000 (the "Heymann Severance Agreement"), which provides for payments by the Company to Mr. Heymann of $2.0 million in two equal installments by no later than January 6, 2001. Pursuant to the Heymann Severance Agreement, Mr. Heymann received options to purchase 112,500 shares of the Common Stock at an exercise price of $25.00 per share. The options are exercisable immediately and have a term expiring two years from the date of termination of his employment.

     In connection with Mr. Heymann's resignation, the Company entered into a consulting agreement with Mr. Heymann effective through February 14, 2002 (the "Heymann Consulting Agreement"). Pursuant to the Heymann Consulting Agreement, Mr. Heymann will receive $1.2 million in two equal installments by no later than January 6, 2001. In addition, Mr. Heymann and his dependents are entitled to participate in the Company's health benefit plan for 18 months after the effective date of the Heymann Consulting Agreement. The Heymann Consulting Agreement contains a covenant not to compete with or solicit employees of the Company for a period of two years.

  Severance Agreement with John T. Baker IV

     John T. Baker IV resigned as President of the Company effective February 18, 2000. The Company and Mr. Baker entered into a severance agreement dated February 18, 2000 (the "Baker Severance Agreement"), which provides for payments by the Company to Mr. Baker of $1.15 million in two equal installments by no later than January 1, 2001.

     Pursuant to the Baker Severance Agreement, Mr. Baker forfeited all options to purchase Common Stock.

     In connection with Mr. Baker's resignation, the Company entered into a consulting agreement with Mr. Baker effective through February 14, 2002 (the "Baker Consulting Agreement"). Pursuant to the Baker Consulting Agreement, Mr. Baker will receive $1.15 million in two equal installments by no later than January 6, 2001. In addition, Mr. Baker and his dependants are entitled to participate in the Company's health benefit plan for 18 months after the effective date of the Baker Consulting Agreement. The Baker Consulting Agreement contains a covenant not to compete with or solicit employees of the Company for a period of two years.

  Severance Agreement with Jack J. Cayre

     The Company and Jack J. Cayre entered into an agreement and release dated March 7, 2000 (the "Cayre Severance Agreement") which terminates the employment agreement dated August 18, 1998 (the "Cayre Employment Agreement") between the Company and Mr. Cayre effective as of February 18, 2000. Pursuant to the Cayre Severance Agreement, the Company will pay Mr. Cayre (1) severance payments equal to his base salary from February 18, 2000 through February 18, 2002, payable at the times and in the amounts such base salary would have been so paid under the Cayre Employment Agreement; (2) a $2,000 per calendar month automobile allowance from February 18, 2000 through June 30, 2002 and (3) in lieu of a bonus, payments of $62,344.09 on July 1, 2001 and January 1, 2002; and payments of $65,210.92 on July 1, 2001 and January 1, 2003. Mr. Cayre will continue to participate in the Company's medical plans through June 30, 2002.

  Severance Agreement with Harry M. Rubin

     The Company and Harry M. Rubin entered into a third amended and restated letter agreement, which amends and restates that certain letter agreement dated as of April 1, 2000 (as amended and restated on June 15, 2000, and as further amended and restated on September 22, 2000), together with an agreement and release dated April 7, 2000 (together, the "Rubin Severance Agreement"), which will terminate certain provisions of the employment agreement dated as of April 28, 1998 (the "Rubin Employment Agreement") between the Company and Mr. Rubin if Mr. Rubin elects to resign from the Company on or prior to December 31, 2000 (the "Termination Date"). Pursuant to the Rubin Severance Agreement, if Mr. Rubin resigns from the Company on or prior to the Termination Date, the Company will pay Mr. Rubin (1) severance payments equal to his base salary for two years from the Termination Date, payable at the times and in the amounts such base salary would have been so paid under the Rubin Employment Agreement; (2) a $2,000 per calendar month automobile allowance for two years from the Termination Date; (3) in lieu of a bonus, a payment of $202,500 on January 1, 2001; payments of $107,625 on July 1, 2001 and January 1, 2002; and payments of $113,006 on July 1, 2002 and January 1, 2003; and (4) reimbursement for taxes payable by Mr. Rubin as a result of the life insurance payments made by the Company prior to the Termination Date. Mr. Rubin will also continue to participate in the Company's medical plans through the second anniversary of the Termination Date.

  Employment Agreement with David J. Fremed

     On April 20, 2000, the Company entered into an employment agreement with David J. Fremed, appointing him as Senior Vice President, Finance and Chief Financial Officer of the Company beginning May 8, 2000. Mr. Fremed received a sign-on bonus of $20,000 and will receive an annual salary of $275,000. Mr. Fremed will be eligible to participate in the Company's Corporate Incentive Program, pursuant to which he may receive a bonus of up to 40% of his base salary. In addition, Mr. Fremed will receive options to purchase 30,000 shares of Common Stock, which will vest at a rate of 25% per year over a four-year period. If Mr. Fremed's employment is terminated without cause within two years of his employment with the Company, he will receive a severance payment equal to six months of his base salary.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of October 30, 2000, concerning the Common Stock of the Company beneficially owned by (i) each director of the Company, (ii) the Named Executive Officers and all executive officers and directors as a group and (iii) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable. The number of shares of Common Stock reflects the one-for-five reverse stock split effected on June 26, 2000.

                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL
                                                              OWNERSHIP OF SHARES
NAME OF BENEFICIAL OWNER                                      OF COMMON STOCK(1)       PERCENTAGE**
------------------------                                      -------------------      ------------
General Atlantic Partners, LLC..............................       3,985,705(2)             5.7
  3 Pickwick Plaza, Greenwich, CT 06830
Steven A. Denning...........................................       3,985,705(2)             5.7
California U.S. Holdings, Inc...............................      68,397,521(3)            98.5
  84, rue du ler Mars 1943, Villeurbanne, 69100 France
Infogrames Entertainment SA.................................      68,397,521(4)            98.5
  84, rue du ler Mars 1943, Villeurbanne, 69100 France
Bruno Bonnell...............................................      68,397,521(4)            98.5
Thomas Schmider.............................................      68,397,521(4)            98.5
Thomas A. Heymann...........................................         112,500(5)             *
Ann E. Kronen...............................................               0(6)             *
Denis Guyennot..............................................               0(7)             *
Charles F. Bond.............................................           6,200(8)             *
Harry M. Rubin..............................................         115,546(9)             *
John T. Baker IV............................................               0(10)            *
David J. Fremed.............................................             340(11)            *
All executive officers and directors as a group (9
  persons)..................................................      24,588,587(12)           35.4

---------------

   *  Less than 1%

  ** As of October 30, 2000, 69,398,662 shares of Common Stock were outstanding, excluding shares issuable upon exercise or conversion of outstanding options, warrants, convertible notes and other convertible securities.

 (1) For purposes of this table, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the beneficial owners of shares of Common Stock listed above have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In addition, for purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares that such person has the right to acquire by December 29, 2000.
      For purposes of calculating the percentage of outstanding shares held by each person listed above, any shares which such person has the right to acquire by December 29, 2000 are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

 (2)  Includes (i) 836,909 shares held by General Atlantic Partners 16, L. P.
      ("GAP 16"), 418,455 shares held by General Atlantic Partners 19, L. P.
      ("GAP 19"), 129,541 shares held by GAP Coinvestment Partners, L. P. ("GAP
      Coinvestment") and 100,800 shares held by General Atlantic Partners II, L.
      P. ("GAP II"), and (ii) 2,040,600 shares of Common Stock issuable upon conversion of a convertible note held by General Atlantic Partners 54, L.
      P. ("GAP 54") and 459,400 shares of Common Stock issuable upon conversion of a convertible note held by GAP Coinvestment Partners II. L. P. ("GAP
      Coinvestment II"). The general partner of GAP 16, GAP 19, GAP II and GAP
      54 is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are also the general partners of GAP Coinvestment and GAP Coinvestment II. Mr.
      Denning, a director of the Company, is the Executive Managing Member of General Atlantic Partners, LLC and a general partner of GAP Coinvestment and GAP Coinvestment II. Mr. Denning disclaims beneficial ownership of shares owned by GAP 16, GAP 19, GAP 54 and GAP Coinvestment, GAP
      Coninvestment II and GAP II, except to the extent of his pecuniary interest therein.

      (3)  Includes a proxy for the vote of 260,000 shares of Common Stock held by the Cayre family; and 6,727,304 shares of Common Stock issuable upon conversion of a convertible note. Infogrames SA may be deemed to beneficially own all of the shares held by CUSH because CUSH is a wholly-owned subsidiary of Infogrames SA.
           Mr. Bruno Bonnell may be deemed to beneficially own all of the shares held by CUSH because he is the
           Chairman of the Board of Directors, President and Chief Executive Officer of Infogrames SA. Mr. Thomas
           Schmider may be deemed to beneficially own all of the shares held by CUSH because he is the Managing
           Director of Infogrames SA. Each of Mr. Bonnell and Mr. Schmider disclaims beneficial ownership of such shares.
      (4)  See footnote 3. Messrs. Bonnell and Schmider were elected to serve as members of the Board of Directors of the Company on December 16, 1999. Mr. Bonnell was elected Chairman of the Board and Chief Executive Officer of the Company effective February 11, 2000. Mr. Bonnell is the beneficial owner of approximately 9% of
           Infogrames SA. Mr. Schmider is the beneficial owner of approximately 8% of Infogrames SA.
      (5)  Mr. Heymann is a Director of the Company. Mr. Heymann resigned as Chairman of the Board and Chief Executive
           Officer of the Company effective February 11, 2000. Represents 112,500 shares underlying options exercisable within 60 days.
      (6)  Ms. Kronen is a Director of the Company.
      (7)  Mr. Guyennot is a Director and the President and Chief Operating Officer of the Company.
      (8)  Mr. Bond resigned as President, Value Products, Close-Outs Division effective January 31, 2000. Represents
           6,200 shares underlying options exercisable within 60 days.
      (9)  Mr. Rubin is President, International Division of the Company. Represents 115,546 shares underlying options exercisable within 60 days.
     (10)  Mr. Baker resigned as President and Chief Operating Officers of the Company effective February 18, 2000.
     (11)  Mr. Fremed is Senior Vice President, Finance and Chief Financial Officer of the Company. Represents 340
           shares owned by Mr. Fremed.
     (12)  See footnote 1. Includes: (i) 6,727,304 shares issuable upon conversion of the note held by CUSH; (ii)
           2,500,000 shares issuable upon conversion of the notes held by GAP Coinvestment II and GAP 54; and (iii)
           34,246 shares subject to options exercisable within 60 days.

                                   EXHIBIT A
       AMENDMENT NO. 1 TO THE INFOGRAMES, INC. 2000 STOCK INCENTIVE PLAN

                              AMENDMENT NUMBER ONE
                                     TO THE
                   INFOGRAMES, INC. 2000 STOCK INCENTIVE PLAN

     Amendment made this 3rd day of November, 2000, by Infogrames, Inc. (the "Company"), a Delaware corporation.

                                  WITNESSETH:

     WHEREAS, the Company established the Infogrames, Inc. 2000 Stock Incentive Plan ("Plan") on June 27, 2000, which was subsequently approved by the stockholders of the Company on July 25, 2000; and

     WHEREAS, the Company desires to amend the Plan, subject to stockholder approval, to (i) increase the number of authorized shares of common stock of the Company, par value $.01 per share ("Common Stock") which may be issued pursuant to Awards granted under the Plan; (ii) increase the annual per person maximum number of Awards that may be granted thereunder; and (iii) merge the Company's 1995 and 1997 Stock Incentive Plans with and into the Plan; and

     WHEREAS, the Plan may be amended by the Company pursuant to the provisions of Section 3.1.1 thereof.

     NOW, THEREFORE, the Plan is hereby amended, effective as of November 3, 2000, as set forth herein.

                                   ARTICLE 1

                                    GENERAL

     1. The first sentence of Section 1.5.1 of the Plan is hereby amended to read as follows:

          "1.5.1 The total number of shares of common stock of the Company, par value $.01 per share ("Common Stock"), which may be transferred pursuant to awards granted under the Plan will be 13,308,345 shares (which includes an aggregate of 895,239 shares remaining available for grant under the Company's 1995 and 1997 Stock Incentive Plans pursuant to Section 1.5.5, as described below), and may be increased annually, commencing January 1, 2001 at the discretion of the Board, by an amount up to 1% of the shares of Common Stock then outstanding."

     2. Section 1.5.2 of the Plan is hereby amended to read as follows:

          "1.5.2 The total number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted to any one employee of the Company or any of its subsidiaries during any one-year period will not exceed 1,500,000."

     3. A new Section 1.5.5 is hereby added to the Plan to read as follows:

          "1.5.5 The Company's 1995 Stock Incentive Plan (formerly known as the GT Interactive Software Corporation 1995 Stock Incentive Plan) and 1997 Stock Incentive Plan (formerly known as the GT Interactive Software Corporation 1997 Stock Incentive Plan) shall be merged into and become a part of the Plan and shall cease their independent existence. The 524,954 shares of Common Stock of the Company which remain available for grant under the Company's 1995 Stock Incentive Plan and the 370,285 shares of Common Stock of the Company which remain available for grant under the Company's 1997 Stock Incentive Plan shall be merged into the Plan, and all such shares shall hereafter be available for issuance pursuant to Awards granted under the Plan; provided, however, that except as otherwise permitted by applicable law, no Awards shall be made with respect to any shares attributable to the 1995 Plan after February 23, 2005, and no Awards shall be made with respect to any shares attributable to the 1997 Plan after April 30, 2007."

     IN WITNESS WHEREOF, this Amendment has been executed the day and year first above written.

                                          INFOGRAMES, INC.

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                                                                       EXHIBIT B

                                INFOGRAMES, INC.

                           2000 STOCK INCENTIVE PLAN

                                                                       JUNE 2000

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I -- GENERAL................................................   B-2
  1.1   Purpose.....................................................   B-2
  1.2   Administration..............................................   B-2
  1.3   Persons Eligible for Awards.................................   B-2
  1.4   Types of Awards Under Plan..................................   B-3
  1.5   Shares Available for Awards.................................   B-3
  1.6   Definitions of Certain Terms................................   B-3
ARTICLE II -- AWARDS UNDER THE PLAN.................................   B-4
  2.1   Agreements Evidencing Awards................................   B-4
  2.2   No Rights as a Shareholder..................................   B-4
  2.3   Grant of Stock Options, Stock Appreciation Rights and
        Dividend Equivalent Rights..................................   B-5
  2.4   Exercise of Options and Stock Appreciation Rights...........   B-6
  2.5   Termination of Employment...................................   B-7
  2.6   Grant of Restricted Stock...................................   B-7
  2.7   Grant of Restricted Stock Units.............................   B-8
  2.8   Other Stock-Based Awards....................................   B-8
  2.9   Grant of Dividend Equivalent Rights.........................   B-8
  2.10  Forfeiture and Repayment of Awards..........................   B-9
ARTICLE III -- MISCELLANEOUS........................................   B-9
  3.1   Amendment of the Plan; Modification of Awards...............   B-9
  3.2   Tax Withholding.............................................   B-9
  3.3   Restrictions................................................  B-10
  3.4   Nonassignability............................................  B-10
  3.5   Requirement of Notification of Election Under Code Section
        83(b).......................................................  B-10
  3.6   Requirement of Notification Upon Disqualifying Disposition
        Under Code Section 421(b)...................................  B-10
  3.7   Dissolution, Liquidation or Merger..........................  B-10
  3.8   Right of Discharge Reserved.................................  B-11
  3.9   Nature of Payments..........................................  B-11
  3.10  Non-Uniform Determinations..................................  B-11
  3.11  Other Payments or Awards....................................  B-11
  3.12  Section Headings............................................  B-11
  3.13  Effective Date and Term of Plan.............................  B-11
  3.14  Governing Law...............................................  B-12

                                   ARTICLE I

                                    GENERAL

1.1  PURPOSE

     The purpose of the Infogrames, Inc. 2000 Stock Incentive Plan (the "Plan") is to provide officers, other employees and directors of, and consultants to, Infogrames, Inc. (the "Company") and any of its subsidiaries an incentive (a) to enter into and remain in the service of the Company or its subsidiaries, (b) to enhance the long-term performance of the Company or its subsidiaries, and (c) to acquire a proprietary interest in the success of the Company or its subsidiaries.

1.2  ADMINISTRATION

     1.2.1 Subject to Section 1.2.6, the Plan will be administered by the Compensation Committee (the "Committee") of the board of directors of the Company (the "Board"), which will consist of not less than two directors. The members of the Committee will be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), all actions relating to awards to persons subject to Section 16 of the 1934 Act will be taken by the Board unless each person who serves on the Committee is a "non-employee director" within the meaning of Rule 16b-3 or such actions are taken by a sub-committee of the Committee (or the Board) comprised solely of "non-employee directors". To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the members of the Committee will be "outside directors" within the meaning of Code Section 162(m). In the absence of a Committee, the Board will administer the Plan and all references to the "Committee" will be deemed to refer to the "Board".

     1.2.2 The Committee will have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.

     1.2.3 Actions of the Committee will be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting.

     1.2.4 The determination of the Committee on all matters relating to the Plan or any Plan Agreement will be final, binding and conclusive.

     1.2.5 No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

     1.2.6 Notwithstanding anything to the contrary contained in the Plan: (a) until the Board appoints the members of the Committee, the Plan will be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, grant awards or resolve to administer the Plan. In either of such foregoing events, the Board will have all of the authority and responsibility granted to the Committee herein.

1.3  PERSONS ELIGIBLE FOR AWARDS

     Awards under the Plan may be made to such directors, officers and other employees of the Company and its subsidiaries (including prospective employees conditioned on their becoming employees), and to such consultants to the Company and its subsidiaries (collectively, "key persons") as the Committee in its discretion selects.

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1.4  TYPES OF AWARDS UNDER PLAN

     Awards may be made under the Plan in the form of (a) incentive stock options (within the meaning of Code Section 422), (b) nonqualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) restricted stock units, and (g) other stock-based awards, all as described in Article II. The term "award" means any of the foregoing. No incentive stock option (other than an incentive stock option that may be assumed or issued by the Company in connection with a transaction to which Code Section 424(a) applies) may be granted to a person who is not an employee of the Company or any of its subsidiaries on the date of grant.

1.5  SHARES AVAILABLE FOR AWARDS

     1.5.1 The total number of shares of common stock of the Company, par value $.01 per share ("Common Stock"), which may be transferred pursuant to awards granted under the Plan will be initially 15,000,000 shares (before the one-for-five reverse stock split) and may be increased annually, commencing January 1, 2001 at the discretion of the Board, by an amount up to 1% of the shares of Common Stock then outstanding. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan will bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

     1.5.2 The total number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted to any one employee of the Company or any of its subsidiaries during any one-year period will not exceed 1,500,000, prior to the reverse stock split.

     1.5.3 Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding award, the number of shares available for awards, the number of shares that may be subject to awards to any one employee, and the price per share of Common Stock covered by each such outstanding award automatically will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an award. After any adjustment made pursuant to this
Section 1.5.3, the number of shares subject to each outstanding award will be rounded to the nearest whole number.

     1.5.4 Except as provided in this Section 1.5 and in Section 2.3.8, there will not be any limit on the number or the value of the shares of Common Stock that may be subject to awards to any individual under the Plan.

1.6  DEFINITIONS OF CERTAIN TERMS

     1.6.1 The "Fair Market Value" of a share of Common Stock on any day will be determined as follows:

     (a) If the principal market for the Common Stock (the "Market") is a national securities exchange or the NASDAQ Stock Exchange, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations will have been made within the ten (10) business days preceding the applicable date;

     (b) If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations will have been made on such date, on the next preceding day on which there were quotations, provided that such quotations were made within the ten
(10) business days preceding the applicable date; or

     (c) If neither paragraph (a) nor (b) applies, the Fair Market Value of a share of Common Stock on any day will be determined in good faith by the Committee.

     1.6.2 The term "incentive stock option" means an option that is intended to qualify for special federal income tax treatment pursuant to Code Sections 421 and 422, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan Agreement. Any option that is not specifically designated as an incentive stock option will under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to in the Plan as a "nonqualified stock option."

     1.6.3 The term "employment" means, in the case of a grantee of an award under the Plan who is not an employee of the Company or any of its subsidiaries, the grantee's association with the Company or any of its subsidiaries as a director, consultant or otherwise.

     1.6.4 A grantee will be deemed to have a "termination of employment" upon ceasing employment with the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which Code Section 424(a) applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards made under the Plan, and (c) when a change in a non-employee's association with the Company or any of its subsidiaries constitutes a termination of employment for purposes of the Plan. The Committee will have the right to determine whether the termination of a grantee's employment is a dismissal for "cause" and the date of termination. The Committee may retroactively deem such a date to be the date of the action that is cause for dismissal. Such determinations of the Committee will be final, binding and conclusive.

     1.6.5 The term "cause", when used in connection with termination of a grantee's employment, will have the meaning set forth in any then-effective employment agreement between the grantee and the Company or any of its subsidiaries. In the absence of such an employment agreement provision, "cause" means: (a) conviction or pleading guilty or no contest to any crime (whether or not involving the Company or any of its subsidiaries) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company or any of its subsidiaries to public ridicule or embarrassment; (d) material violation of the Company's or any of its subsidiaries' policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the grantee's duties for the Company or any of its subsidiaries or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination will be final, binding and conclusive.

                                   ARTICLE II

                             AWARDS UNDER THE PLAN

2.1  AGREEMENTS EVIDENCING AWARDS

     Each award granted under the Plan (except an award of unrestricted stock) will be evidenced by a written agreement ("Plan Agreement") which will contain such provisions as the Committee in its discretion deems necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award will be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2  NO RIGHTS AS A SHAREHOLDER

     No grantee of an option or stock appreciation right (or other person having the right to exercise such award) will have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.3, no adjustment will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3 GRANT OF STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND DIVIDEND EQUIVALENT RIGHTS

     2.3.1 The Committee may grant incentive stock options and nonqualified stock options (collectively, "options") to purchase shares of Common Stock from the Company, to such key persons, in such amounts and subject to such terms and conditions, as the Committee determines in its discretion, subject to the provisions of the Plan.

     2.3.2 The Committee may grant stock appreciation rights to such key persons, in such amounts and subject to such terms and conditions, as the Committee determines in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a nonqualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

     2.3.3 The grantee of a stock appreciation right will have the right, subject to the terms of the Plan and the applicable Plan Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the Plan Agreement (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right will be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee determines in its discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option will be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right will be correspondingly reduced by the number of shares with respect to which the option is exercised.

     2.3.4 Each Plan Agreement with respect to an option will set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share will be determined by the Committee in its discretion; provided, however, that the option exercise price of an incentive stock option will be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Code Section 424(a) applies), and provided further that in no event will the option exercise price be less than the par value of a share of Common Stock.

     2.3.5 Each Plan Agreement with respect to an option or stock appreciation right will set forth the periods during which such award is exercisable, whether in whole or in part. Such periods will be determined by the Committee in its discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) will be exercisable more than 10 years after the date of grant.

     2.3.6 The Committee may in its discretion include in any Plan Agreement with respect to an option (the "original option") a provision that an additional option (the "additional option") will be granted to any grantee who, pursuant to
Section 2.4.3(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The additional option will be for a number of shares of Common Stock equal to the number thus delivered, will have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and will have an expiration date no later than the expiration date of the original option. If a Plan Agreement provides for the grant of an additional option, such Agreement will also provide that the exercise price of the original option be no less than the Fair Market

Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.4.3(b) in payment of such exercise price will have been held for at least six months.

     2.3.7 To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options granted under this Plan and all other plans of the Company and any of its subsidiaries are first exercisable by any employee during any calendar year will exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Code Section 422, such options will be treated as nonqualified stock options.

     2.3.8 Notwithstanding the provisions of Sections 2.3.4 and 2.3.5, to the extent required under Code Section 422, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined under Code Section 422(b)(6)) unless (a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of five years from the date it is granted.

2.4  EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

     Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan will be exercisable as follows:

     2.4.1 Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right will become exercisable in installments. The first installment of 25% of the total shares will become exercisable on the first anniversary of the date of grant. The remaining 75% of the total shares will be exercisable in equal installments of 6.25% of the total shares on the last day of each full calendar quarter beginning after the first anniversary of the grant date until all shares are fully exercisable on the fourth anniversary of the grant date. Each installment, once it becomes exercisable, will remain exercisable until expiration, cancellation or termination of the award unless the grantee is terminated for "cause". If the grantee is terminated for "cause", all exercisable options will be forfeited immediately.

     2.4.2 Unless the applicable Plan Agreement provides otherwise, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. An option or stock appreciation right must be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee prescribes.

     2.4.3 Any written notice of exercise of an option must be accompanied by payment for the shares being purchased. Such payment will be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) unless the applicable Plan Agreement provides otherwise, by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe. Notwithstanding the foregoing, payment methods (a) and (b) are only available while the Common Stock is listed on a national securities exchange or the NASDAQ Stock Exchange.

     2.4.4 Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company will, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.

2.5  TERMINATION OF EMPLOYMENT

     2.5.1 All options and stock appreciation rights not previously exercised will terminate in accordance with Sections 2.5.2 through 2.5.6 upon termination of the grantee's employment, unless otherwise provided in the Plan Agreement.

     2.5.2 If the grantee's employment terminates because of a dismissal by the Company or any of its subsidiaries for "cause", all outstanding exercisable and nonexercisable options will be forfeited immediately.

     2.5.3 If the grantee's employment terminates because of a dismissal by the Company or any of its subsidiaries not for "cause", the grantee may exercise all outstanding exercisable options and stock appreciation rights for 90 days after the termination, but in no event after the expiration of the award set forth in the Plan Agreement.

     2.5.4 If the grantee's employment is terminated because of a "disability", the grantee may exercise all outstanding exercisable options and stock appreciation rights for 12 months after the termination, but in no event after the expiration of the award set forth in the Plan Agreement. In the case of an incentive stock option, the term "disability" for purposes of the preceding sentence will have the meaning given to it by Code Section 22(e). In the case of nonqualified options and stock appreciation rights, the term "disability" for purposes of the first sentence will mean the definition thereof contained in the then-existing employment agreement, if any, or, in the event that no definition is so provided, the date the grantee becomes physically or mentally disabled, whether totally or partially, either permanently or so that the grantee, in the good faith judgment of the Committee, is unable to substantially and competently perform his duties hereunder for a period of 90 consecutive days or for 90 days during a six-month period.

     2.5.5 If the grantee's employment terminates by action of the grantee for any reason, the grantee may exercise all outstanding exercisable options and stock appreciation rights for 30 days after the date of termination, but in no event after the expiration of the award set forth in the Plan Agreement.

     2.5.6 If the grantee dies while employed by the Company or any of its subsidiaries, or during the period in which the grantee's awards are exercisable pursuant to Section 2.5.3, 2.5.4 or 2.5.5, the grantee's estate may exercise all outstanding exercisable options and stock appreciation rights for 90 days after the grantee's death, but in no event after the expiration of the award set forth in the Plan Agreement. Any such exercise of an award following a grantee's death will be made only by the grantee's executor or administrator, unless the grantee's will specifically disposes of such award, in which case such exercise will be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will is entitled to exercise any award pursuant to the preceding sentence, such representative or recipient will be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections
3.3 and 3.7 of the Plan.

2.6  GRANT OF RESTRICTED STOCK

     2.6.1 The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions as the Committee determines in its discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award will have no rights with respect to such award unless such grantee accepts the award within such period as the Committee specifies by executing a Plan Agreement in such form as the Committee determines and, if the Committee requires, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.

     2.6.2 Promptly after a grantee accepts a restricted stock award, the Company will issue in the grantee's name a certificate or certificates for the shares of Common Stock covered by the award. Upon the issuance of
                                       B-7
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such certificate(s), the grantee will have the rights of a shareholder with respect to the restricted stock, subject to the nontransferability restrictions and Company repurchase rights described in Sections 2.6.4 and 2.6.5 and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Plan Agreement.

     2.6.3 Unless the Committee otherwise determines, any certificate issued evidencing shares of restricted stock will remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Plan Agreement.

     2.6.4 Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Plan Agreement. The Committee at the time of grant will specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock will lapse. Unless the applicable Plan Agreement provides otherwise, additional shares of Common Stock or other property distributed to the grantee in respect of shares of restricted stock, as dividends or otherwise, will be subject to the same restrictions applicable to such restricted stock.

     2.6.5 During the 120 days following termination of the grantee's employment for any reason, the Company will have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company will repay to the grantee (or the grantee's estate) any amount paid by the grantee for such shares.

2.7  GRANT OF RESTRICTED STOCK UNITS

     2.7.1 The Committee may grant awards of restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee determines in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan.

     2.7.2 At the time of grant, the Committee will specify the date or dates on which the restricted stock units become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. If the grantee's employment by the Company and any of its subsidiaries terminates for any reason, restricted stock units that have not become nonforfeitable will be forfeited and canceled immediately. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an award of restricted stock units.

     2.7.3 At the time of grant, the Committee will specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the grantee. Such date may be later than the vesting date or dates of the award. On the maturity date, the Company will transfer to the grantee one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Committee will specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Common Stock.

2.8  OTHER STOCK-BASED AWARDS

     The Board may authorize other types of stock-based awards (including the grant of unrestricted shares), which the Committee may grant to such key persons, and in such amounts and subject to such terms and conditions, as the Committee in its discretion determines, subject to the provisions of the Plan. Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.9  GRANT OF DIVIDEND EQUIVALENT RIGHTS

     The Committee may in its discretion include in the Plan Agreement with respect to any award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Plan Agreement, the

Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

2.10  FORFEITURE AND REPAYMENT OF AWARDS

     Notwithstanding any other provision of this Plan to the contrary, the Committee may provide in any Plan Agreement that any award will be forfeited and any amounts received in connection with any award must be repaid to the Company or any of its subsidiaries upon the occurrence of certain events (including, but not limited to, the grantee's breach of such grantee's employment or service agreement with the Company or any of its subsidiaries or the optionee's violation of covenants relating to employment or service with the Company or any of its subsidiaries).

                                  ARTICLE III

                                 MISCELLANEOUS

3.1  AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS

     3.1.1 The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever including the substitution of classes of stock or other securities, in their discretion, except that no such action will materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, after the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award will not be considered to materially impair any rights of any grantee.

     3.1.2 Shareholder approval of any amendment will be obtained to the extent necessary to comply with Code Section 422 (relating to incentive stock options) or other applicable law or regulation.

     3.1.3 The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Agreement. However, any such amendment (other than an amendment pursuant to Section 3.7) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award will be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).

3.2  TAX WITHHOLDING

     3.2.1 As a condition to the receipt of any shares of Common Stock pursuant to any award or the lifting of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an award (including, without limitation, FICA tax), the Company will be entitled to require that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

     3.2.2 If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, unless otherwise specified in the applicable Plan Agreement, the grantee may satisfy the withholding obligation imposed under
Section 3.2.1 by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value will be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount will be settled in cash).

                                       B-9
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3.3  RESTRICTIONS

     3.3.1 If the Committee at any time determines that any consent (as defined in Section 3.2.2) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "plan action"), then such plan action will not be taken, in whole or in part, unless and until such consent will have been effected or obtained to the full satisfaction of the Committee.

     3.3.2 The term "consent" as used herein with respect to any plan action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee deems necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a plan action by any governmental or other regulatory bodies.

3.4  NONASSIGNABILITY

     Except to the extent otherwise provided in the applicable Plan Agreement, no award or right granted to any person under the Plan will be assignable or transferable other than by will or by the laws of descent and distribution, and all such awards and rights will be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.

3.5  REQUIREMENT OF NOTIFICATION OF ELECTION UNDER CODE SECTION 83(b)

     If any grantee, in connection with the acquisition of shares of Common Stock under the Plan, makes an election permitted under Code Section 83(b) (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such grantee must notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

3.6  REQUIREMENT OF NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER CODE
SECTION 421(b)

     If any grantee makes any disposition of shares of Common Stock issued pursuant to the exercise of an incentive stock option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such grantee must notify the Company of such disposition within 10 days thereof.

3.7  DISSOLUTION, LIQUIDATION OR MERGER

     3.7.1 In the event of the proposed dissolution or liquidation of the Company, all outstanding awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, accelerate the date on which any award becomes exercisable or fully vested and/or declare that any award will terminate as of a specified date.

     3.7.2 In the event of a merger or consolidation ("Merger") of the Company with or into any other corporation or entity ("Successor Corporation"), outstanding awards may be assumed or an equivalent option or right may be substituted by such Successor Corporation or a parent or subsidiary of such Successor Corporation, unless the Committee determines, in the exercise of its sole discretion, to accelerate the date on which an award becomes exercisable or fully vested. In the absence of an assumption or substitution of awards, awards will, to the extent not exercised, terminate as of the date of the closing of the Merger. For the purposes of this Section 3.7.2, an award will be considered assumed if, for every share of Common Stock subject thereto immediately prior to the Merger, the grantee has the right, following the Merger, to acquire an amount equivalent to the consideration received in the Merger transaction by holders of shares of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority

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of the outstanding shares); provided, however, that if such consideration received in the Merger was not solely common stock of the Successor Corporation or its parent, the Committee may, with the consent of the Successor Corporation and the grantee, provide for the consideration to be acquired pursuant to the award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger. For purposes hereof, the term "Merger" will include any transaction in which another corporation acquires all of the issued and outstanding Common Stock of the Company.

     3.7.3 If the Common Stock is no longer listed on the NASDAQ stock exchange or any other national securities exchange, the Committee will be authorized to make such amendments to the Plan as are deemed necessary and appropriate in such circumstances, including determining the Fair Market Value of the Common Stock of the Company for purposes of the Plan in accordance with Section 1.6.1(c).

3.8  RIGHT OF DISCHARGE RESERVED

     Nothing in the Plan or in any Plan Agreement will confer upon any grantee the right to continue in the employ of the Company or any of its subsidiaries or affect any right which the Company or any of its subsidiaries may have to terminate such employment.

3.9  NATURE OF PAYMENTS

     3.9.1 Any and all grants of awards and issuances of shares of Common Stock under the Plan will be in consideration of services performed by the grantee for the Company or any of its subsidiaries.

     3.9.2 All such grants and issuances will constitute a special incentive payment to the grantee and will not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or any of its subsidiaries or under any agreement between the Company or any of its subsidiaries and the grantee, unless such plan or agreement specifically provides otherwise.

3.10  NON-UNIFORM DETERMINATIONS

     The Committee's determinations under the Plan need not be uniform and may differ among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and different determinations, and to enter into non-uniform and different Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.11  OTHER PAYMENTS OR AWARDS

     Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any of its subsidiaries from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12  SECTION HEADINGS

     The section headings contained in this Plan are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.13  EFFECTIVE DATE AND TERM OF PLAN

     3.13.1 The Plan was adopted by the Board on June 27, 2000, subject to approval by the Company's shareholders. All awards under the Plan prior to such shareholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder will terminate on that date.

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

     3.13.2 Unless sooner terminated by the Board, the provisions of the Plan relating to the grant of incentive stock options will terminate on the day before the tenth anniversary of the adoption of the Plan by the Board, and no incentive stock option awards will thereafter be made under the Plan. All awards made under the Plan prior to its termination will remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.14  GOVERNING LAW

     All rights and obligations under the Plan will be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

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